UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into Material Definitive Agreement

On May 12, 2011 we entered into an advertising agreement with Dr. Diego Allende. Dr. Allende is a physician, sports nutritionist, renowned mixed martial arts (“MMA”) and boxing ring doctor, and a member of our board of advisors. Pursuant the agreement we have agreed to provide Dr. Allende with a range of advertising services over a twelve month term, including the creation and placement of advertisements in connection with various televised and internet based MMA content.

In consideration of the services we will receive aggregate compensation of $300,000 payable in four quarterly installments of $75,000 beginning upon execution of the agreement. Twenty percent of the compensation will be allocated to overhead expenses with the balance allocated toward our then current advertising placement fees, and third party expenses incurred by us. Any unallocated compensation will be refundable on completion of the term. The term of the agreement is effective as of May 7, 2011and will continue for 12 months unless extended by the parties. The agreement may be terminated at any time for cause subject to a 60 day cure period.

Item 9.01	Financial Statements and Exhibits

10.1	Advertising Agreement with Dr. Diego Allende dated May 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ “Peter E. Wudy”
Peter E. Wudy
President and Director

Date: May 12, 2011